UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2016

Commission file number 0-04408

Resource America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	72-0654145
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (215) 546-5005

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 25, 2016, Resource America, Inc. (“Resource America”) held a Special Meeting of Stockholders (the “special meeting”). At the special meeting, Resource America’s stockholders were requested to consider and vote upon: (1) a proposal to adopt the Agreement and Plan of Merger (the “merger agreement”), dated as of May 22, 2016, by and among Resource America, C-III Capital Partners (“C-III”) and Regent Acquisition Inc., a wholly owned subsidiary of C-III (“Merger Sub”), pursuant to which Merger Sub will merge with and into Resource America (the “merger proposal”); (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or may become payable to Resource America’s named executive officers in connection with, or following, the consummation of the merger of Resource America and Merger Sub (the “nonbinding compensation proposal”); and (3) a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement (the “adjournment proposal”).

The following are the final voting results on proposals considered and voted upon at the special meeting. These final voting results replace the preliminary results announced by Resource America on August 25, 2016. As of June 13, 2016, the record date for the special meeting, there were 20,786,261 shares of Resource America common stock outstanding.

1.	The merger proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
16,643,222	20,800	7,476	0

2.	The nonbinding compensation proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
12,150,502	4,419,395	101,601	0

3.	In light of the fact that there were sufficient votes to approve the merger proposal, it was determined at the special meeting that adjournment of the special meeting to another date and place was unnecessary and, therefore, no vote was taken on the adjournment proposal.

Item 8.01	Other Items.

On August 25, 2016, Resource America issued a press release announcing the results of the special meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 25, 2016.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking information about Resource America, C-III and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Resource America and its subsidiaries. Readers are cautioned not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Resource America and its management; the effect of announcement of the transaction on Resource America’s ability to retain and hire key personnel and maintain relationships with any entities that it manages, suppliers and other third parties; difficult global economic and capital markets conditions; and changes in the legal and regulatory environment.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the definitive proxy statement, as well as under Item 1.A in Resource America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in Resource America’s Quarterly Report on Form 10-Q for the quarter ending on March 31, 2016, and in our other filings with the SEC incorporated by reference herein. Resource America cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Resource America, investors and stockholders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to Resource America or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. Resource America expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE AMERICA, INC.

August 29, 2016	By:	/s/ Thomas C. Elliott
Thomas C. Elliott
EVP and Chief Financial Officer

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